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We consent to the reference to our firm under the captions "Experts" and
"Financial Statements" and to the use of our reports dated March 15, 1999 with respect to the financial statements of EquiTrust Life Variable Account and February 15, 1999 with respect to the statutory-basis financial statements of EquiTrust Life Insurance Company, in Post-Effective Amendment No 1 to the Registration Statement (Form S-6 No. 333-45813) and related Prospectus of EquiTrust Life Variable Account dated May 1, 1999.



                                       /s/ Ernst &Young LLP


Des Moines, Iowa
April 26, 1999